UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 11, 2008 (February 5, 2008)

NOBLE QUESTS, INC.
(Exact name of Registrant as specified in its Charter)

Nevada	333-138479	87-0602435
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

919 Gale Street
Salt Lake City, Utah 84101
(Address of Principal Executive Offices)

(801) 244-2423
(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with Registrant’s pro forma financial statements and the related notes that will be filed herein.

In this Form 8-K, references to “we,” “our,” “us,” “Company,” “Noble Quests” or the “Registrant” refer to Noble Quests, Inc., a Nevada corporation.

Item 1.01 Entry into a Material Definitive Agreement

Share Exchange Agreement

On January 31, 2008, the Company entered into a Share Exchange Agreement (the “Exchange Agreement”) by and among the Company, the majority shareholder of the Company, Ms. Shannon McCallum-Law (the “Noble Quests Shareholder”), Well Chance Investments Limited, a private British Virgin Islands company (“Well Chance”), and the sole shareholder of Well Chance (the “Well Chance Shareholder”), pursuant to which the Company shall issue 1,200,000 shares of our common stock in exchange for all of the issued and outstanding shares of Well Chance on the basis of 1,200 shares of our common stock for every one share of Well Chance common stock.

The description of the material terms and conditions of the Agreement are set forth below under Item 2.01 and such description is incorporated herein by reference (hereinafter this share exchange transaction is referred to as the “Exchange”).

Loan Agreement

On January 31, 2008, in connection with the Exchange, Well Chance entered into a Loan Agreement (the “Loan Agreement”) by and between Well Chance and RMK Emerging Growth Opportunity Fund LP, a Delaware limited partnership (“RMK”) pursuant to which Well Chance borrowed $444,733.15 from RMK as a short term bridge loan in order to fund Well Chance’s fees and expenses for the Exchange and a post-merger equity financing.

According to the terms of the Loan Agreement, RMK made a single-installment loan to Well Chance on January 31, 2008 (the “Initial Loan Closing Date”) in the amount of at least $244,733.15 (the “Initial Loan”). Further, RMK shall advance an additional loan, in accordance with the terms set forth in Section 2.2 of the Loan Agreement, in the amount of up to $200,000 (the “Additional Loan” and together with the Initial Loan, the “Loan”). The sum of the Initial Loan and the Additional Loan shall be $444,733.15. The Initial Loan shall be used solely for payment of Well Chance’s fees and expenses in connection with the Exchange and a post-merger equity financing and is evidenced by a promissory note (the “Promissory Note”).

Provided there is no Event of Default (as defined in the Loan Agreement) under the Loan Agreement, RMK shall make an Additional Loan to Well Chance of up to $200,000. RMK shall be obligated to make the Additional Loan so long as there is no Event of Default within twenty (20) calendar days of the Initial Loan Closing Date. The Additional Loan shall be evidence by a Promissory Note.

In addition, pursuant to the Loan Agreement, Well Chance executed and delivered to RMK a security agreement (the “Security Agreement”) to secure the repayment of the Loan and granting RMK a continuing security interest in all presently existing and subsequently acquired assets and property of Well Chance of whatever nature and wherever located (except for any such assets for which, by the terms of any agreement in existence on the date of the Loan Agreement, does not permit the granting of a security interest, in which case Well Chance shall grant to RMK a security interest in all proceeds received by Well Chance generated by such assets).

Further, under the Loan Agreement, at the closing of the Exchange, Well Chance caused the Company, by including a condition to the closing of the Exchange in the Exchange Agreement, to issue to RMK a Common Stock Purchase Warrant for 200,000 shares of the Company’s common stock (the “Warrant”). The Warrant is immediately exercisable upon issuance and is exercisable until the third anniversary of the issuance date of the Warrant. The Warrant exercise price is $2.50 per share.

The descriptions of the Loan Agreement, Promissory Note, Security Agreement and Warrant are qualified in their entirety by the contents of such agreements, which are attached to this report as Exhibits 10.1 through 10.4 and are incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

SHARE EXCHANGE TRANSACTION

As of January 31, 2008, the Company entered into a Share Exchange Agreement (the “Exchange Agreement”) by and among the Company, Ms. Shannon McCallum-Law, the majority shareholder of the Company, sole director and Chief Executive Officer, Well Chance and the Well Chance Shareholder. Pursuant to the terms of the Exchange Agreement, the Company agreed to acquire all of the issued and outstanding shares of Well Chance common stock in exchange for the Company’s issuance of 1,200,000 shares of our common stock to the Well Chance Shareholder on the basis of 1,200 shares of our common stock for every one share of Well Chance common stock (hereinafter this share exchange transaction is referred to as the “Exchange”).

In addition, the Company and certain Noble Quests shareholders shall receive an aggregate of $437,500 from Well Chance or its designees in consideration of:

(a)	the compromise and settlement of any amounts due and owing for advances of the certain Noble Quests shareholders;

(b)
the purchase of 1,517,437 newly issued restricted shares of the Company’s common stock (the “Purchased Shares”) by certain persons set forth in the Exchange Agreement (the “Purchasers”) pursuant to certain Stock Purchase Agreements dated as of January 31, 2008 (the “Stock Purchase Agreements”);

(c)
the transfer of 1,200,000 registered shares of the Company’s common stock (the “Exchange Shares”), which provides that the purchase price paid by the purchasers of these shares shall be deducted from the aggregate sum of $437,500 due of parties identified by Well Chance at Closing; and

(d)	the cancellation of 2,419,885 shares of the Company’s common stock held by Ms. Shannon McCallum-Law (the “Returned Shares”).

The Closing of the Exchange was also contingent upon the Company adopting resolutions appointing Mr. Jeffrey Dash and Mr. Richard Vogel to the Company’s board of directors and accepting the resignation of Ms. Katherine Mostert as a director of the Company effective on the Closing Date. Furthermore, the Closing was contingent upon the Company adopting resolutions appointing Mr. Jeffrey Dash as President and Chief Executive Officer of the Company effective on the Closing Date.

Further, in connection with the Exchange, the Company issued 100,000 shares of its common stock to Fiona E LLC pursuant to a Finder’s Agreement dated January 31, 2008 (the “Finder’s Agreement”) and 100,000 shares of its common stock to Aries Equity Corp. pursuant to an Investor Relations Agreement dated January 31, 2008 (the “IR Agreement”).

The issuance of the Company’s shares of common stock in connection with the Exchange is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) and such other available exemptions. As such, these issued securities may not be offered or sold in the United States unless they are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available. No registration statement covering these securities has been filed with the SEC or with any state securities commission in respect of the Exchange.

A copy of the Exchange Agreement is attached as Exhibit 2.1 hereto and is incorporated herein by reference. The descriptions of the Stock Purchase Agreements, Finder’s Agreement and IR Agreement are qualified in their entirety by the contents of such agreements, which are attached to this report as Exhibits 10.1, 10.2, and 10.3 and are incorporated herein by reference.

We are presently authorized under our Articles of Incorporation to issue 50,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share. Upon completion of the Exchange, the Well Chance Shareholder owned 1,200,000 shares of our common stock and the Purchasers received 1,517,437 shares of our common stock. Immediately following the Closing of the Exchange, the Well Chance Shareholder and the Purchasers owned, in the aggregate, approximately 5,300,000 shares or 64.6% of our issued and outstanding shares of common stock. After giving effect to the cancellation of 2,419,885 common shares that the Company’s former President, Secretary, Principal Executive Officer and Principal Financial Officer, Shannon McCallum-Law, agreed to cancel immediately prior to the Closing under the Exchange Agreement, the pre-Exchange stockholders of the Company owned approximately 2,700,000 shares or 32.9% of our issued and outstanding common stock immediately after the Closing of the Exchange. As of the Closing, we had 8,200,000 shares of common stock issued and outstanding, and no shares of our preferred stock issued and outstanding.

Except for the Exchange Agreement and the transactions contemplated by that agreement, neither the Company, nor the directors and officers of the Company serving prior to the consummation of the Exchange, had any material relationship with Well Chance, or any of the Well Chance Shareholder.

Effective as of the Closing, Ms. Shannon McCallum-Law resigned as the Company’s President, Secretary, Principal Executive Officer and Principal Financial Officer, and Ms. Katherine Mostert resigned as Treasurer and Director of the Company. Ms. McCallum-Law maintained her position as a director and a manager of U.S. operations. Concurrently, the following persons were appointed as the Company’s new executive officers:

Name	Officer Position/s held:
Jeffrey Dash	Chief Executive Officer, President, Chief Financial Officer and Secretary

In addition, effective as of the Closing, Ms. Katherine Mostert resigned as a member of the Company’s board of directors and three new members were appointed to the Company’s board of directors. As of the Closing, members of the Company’s board of directors include the following persons:

Name	Position/s held:
Jeffrey Dash	Director
Richard Vogel	Director
Shannon McCallum-Law	Director

Additional information regarding the above-mentioned directors and/or executive officers are set forth below under the section titled “Directors and Executive Officers”.

BUSINESS

NOBLE QUESTS, INC.

Business Development, History and Organization

We originally incorporated in the State of Nevada on March 16, 1998 as Noble Quests, Inc. for the purpose of selling multi-media marketing services and other related services to network marketing groups. Specifically, we assist network marketers in using marketing tools such as public relations, advertising, direct mail, collateral development, electronic communication and promotion as tools to increase product and service awareness. We started conducting our operations in 2004 and recently moved out of the development stage. We have only had limited revenues and operate at a loss. Because of such losses, our management decided that it was not be in our best interests to pursue the marketing business. In an effort to substantiate stockholder value, the Company sought to identify, evaluate and investigate various companies and compatible or alternative business opportunities with the intent that, if such investigation warrants, a reverse merger transaction be negotiated and completed pursuant to which the Company would acquire a target company with an operating business with the intent of continuing the acquired company’s business as a publicly held entity. As a result of this search, we entered into the Exchange Agreement described above with Well Chance and Well Chance Shareholder as of January 31, 2008. At the Closing of the Exchange on February 5, 2008, Well Chance, a company organized under the laws of the British Virgin Islands, became our wholly owned subsidiary and our new operating business.

WELL CHANCE INVESTMENTS LIMITED

Overview

Well Chance Investments Limited (“Well Chance” or the “Parent Company”) was incorporated under the laws of the British Virgin Islands as an International Business Company on February 22, 2005. Well Chance was formed to create a business that principally engaged in the development and management of a technology platform that deploys advertisements across its various advertising mediums. Well Chance has no operations currently but is in the process of implementing its business plan. Well Chance intends to build a large radio consumer advertising network in China that reaches consumers through multiple advertising mediums, with a specific near-term focus on radio.

Well Chance is run by an experienced executive management, team of advisors and Board of Directors who intends to have established a network of partners in China and the United States actively working to create and build its customer base, refine its business development strategies, and identify additional acquisition candidates. The Parent Company intends to leverage these partners to manage its relationships with major national and international advertising agencies, while local operators focus on maintaining radio station and advertiser relationships within their local markets.

International and domestic advertisers continue to show an increasing interest in marketing campaigns targeting China’s fast growing consumer base in an attempt to grab market share. However, the industry is highly fragmented, and management believes there is an opportunity to capture significant market share through a growth strategy that includes:

•
Increased Ad Inventory. Well Chance intends to purchase exclusivity agreements with radio stations, television stations, and heavily trafficked institutions (e.g. post offices, airports, highways, etc.) at attractive rates. By expanding its portfolio across additional regions and mediums, Well Chance can better serve its customers in effectively reaching their targeted demographics.

•
Increased Efficiency. China’s advertising market is extremely inefficient. Whereas the U.S. advertising industry experiences utilization rates of ad inventory between 90 and 95 percent, the Chinese market averages between 20 and 25 percent. Well Chance believes this is due to a lack of sophistication in terms of inventory management, pricing management and overall salesforce management. Well Chance has been evaluating several attractive opportunities such as decreased ad rates and discriminatory pricing schemes that will significantly increase the utilizations rates.

Well Chance’s experienced executive management, team of advisors and Board of Directors are prepared to support this anticipated increased sales volume by recruiting an experienced and driven sales team and relationship management team, further developing its technology platform, and utilizing direct and indirect relationships with advertising agencies. Well Chance will also consider licensing its technological capabilities to generate an additional revenue stream.

•
Acquisitions. Well Chance intends to establish and grow its portfolio of ad inventory, marketing teams, and local relationships through the strategic acquisition of advertising companies that have been operating in the People’s Republic of China (PRC). Well Chance’s criteria for its acquisition candidates include:

o	Existing exclusivity agreements for a given advertising medium;
o	Attractive contract rates for the exclusive inventory;
o	Competitive utilization rates;
o	Relationships with local advertising agencies; and
o	A strong management team dedicated to the long term growth of the company.

Any company newly acquired by Well Chance (the “Subsidiaries”) would continue to operate largely autonomously. The Parent Company hopes to add substantial value through its relationships with international advertisers and advertising agencies, as well as with large domestic advertisers, its elite management and sales teams, and its technology platform. The technology will focus on inventory management and pricing management across the region. Subsidiaries may utilize Well Chance’s proprietary technology to allocate its advertising space between the Parent Company’s large customers and its own local customers. In addition to better serving the Parent Company’s customer base with a larger distribution network, Well Chance will also have the ability to provide more comprehensive statistics to better assist its customers in maximizing the efficiency of their advertising campaigns. The Parent Company’s technology platform will provide web access for customers to view available inventory, pricing and advertising trends.

Market and Industry Overview

Although the Chinese media industry has been largely owned and controlled by China’s central and provincial governments since 1949, recent economic and legislative reforms have served to reshape the industry. Most state media outlets no longer receive large government subsidies and are expected to sustain themselves primarily through commercial advertising revenue. This has led to more demand-focused programming in order to increase advertising rates. In addition, deregulation has allowed private entities to participate in some media industry sectors and has generated an influx of new investment.

According to the Communication University of China, China has 1.2 billion radio listeners and 1.23 billion TV watchers, and there are currently 282 radio stations, 314 television stations and 1,913 broadcasting stations at the city level. There are 2,199 newspaper publications and 9,074 magazines, according to Beijing Huiren Zhongtian Economic Development Co., Ltd. China is the world’s most populous country with a population of over 1.3 billion.

According to CSM Media Research, over 97.0% of all households in China own one or more television sets and television signals reached approximately 96.0% of the population. China’s radio signals reached 93.6% of the population, according to the China Radio Rating Yearbook.

Growth within the Chinese media industry is supported by the following factors:

•
Strong levels of economic growth and consumption. China’s nominal gross domestic product grew from RMB 9.9 trillion ($1.2 trillion) in 2000 to RMB 20.9 trillion ($2.6 trillion) in 2006 at a compound annual growth rate of 13.3% over the period. This strong economic growth led to a significant increase in consumer expenditures, which grew from RMB 4.5 trillion ($0.5 trillion) in 2000 to RMB 7.8 trillion ($1.0 trillion) in 2006, at a compound annual growth rate of 9.6%.

•
Urbanization trends. The population, economic growth and consumer spending in China are largely concentrated in urban areas. The urban population as a percentage of total population in China increased from 36% in 2001 to 44% in 2006, according to the National Bureau of Statistics.

•
Deregulation trends. The media industry in China is in its early stages of deregulation and is still subject to significant government control. Deregulation will allow more investment into many sectors of the media industry, including production and advertising. As the industry continues to develop, deregulation and investment from the private sector should support further growth.

Media distribution platforms

Media distributors either produce or purchase content and distribute it in the form of products such as television programs, radio programs or newspaper articles. Some media distributors outsource their advertising operations to partners that pay a fee and sometimes provide the sourcing and provision of content to the media distributors in exchange for a portion of the advertising revenue. The partners then sell their advertising space with the media distributors to advertisers by engaging an advertising agency on an exclusive or non-exclusive basis.

Television. According to the National Bureau of Statistics and China Media Yearbook and Directory, China has 314 television stations, which broadcast 11.0 million hours of television programs during the year over 2,058 channels. Channels with national reach include:

•	Sixteen channels operated by China Central Television;

•	Thirty-one national satellite channels operated by provinces, autonomous regions or directly administered municipalities; and

•	Five channels operated by China Educational Television, according to its website.

Channels with limited reach include:

•	Local terrestrial television broadcasting channels distributed by television stations run by each province, autonomous region, directly administered municipality, and major city;

•	Local cable television channels; and

•	Foreign channels broadcast only in specified locations such as high-end hotels.

Radio. According to the National Bureau of Statistics, China has 282 radio stations that carry 2,264 radio programs and broadcast an aggregate of 9.8 million hours of programming. According to the China Media Yearbook and Directory, China Radio International (CRI) and China National Radio (CNR) are radio networks that broadcast nationally. CRI is China’s largest producer of foreign language radio content, broadcasting nearly 300 hours of programming each day in more than forty languages. CNR operates nine channels and produces 198 hours of programming daily, broadcasting on both AM and FM frequencies throughout China. CNR is a part of the China Media Group, which also operates China Central Television (CCTV).

Print. According to Beijing Huiren Zhongtian Economic Technology Development Co., Ltd., there are 1,926 newspaper publications in China with a total of 42.2 billion copies produced and 9,074 magazines with a total of 2.69 billion copies produced. The most influential newspaper in China is the People’s Daily, which is published by the Chinese Communist Party. In recent years, however, a large number of municipal and local newspapers, as well as other specialized newspapers and magazines, have accumulated significant readership and circulation.

Other. A variety of other media distribution platforms are found in China, including movie theatres, outdoor and out of home advertising networks, and the Internet, which is becoming an increasingly accessible distribution platform for consumers. There are currently 210 million Internet users in China, comprising 16 percent of the population, according to China Internet Network Information Center.

Revenues from media distribution

Chinese media platform providers derive a large portion of their revenues from advertising and a smaller portion from selling access to their distribution platforms through subscription, syndication and book sales. According to Datamonitor, China’s advertising market grew from RMB 12.5 billion ($1.5 billion) in 2002 to RMB 29.7 billion ($3.6 billion) in 2006, at a compound annual growth rate of 24.2%. China’s advertising market is projected by Datamonitor to reach RMB 51.5 billion ($6.3 billion) in 2011, representing a compound annual growth rate of 11.6% from 2006.

According to TNS Media Intelligence, China is the world’s third largest advertising market after the United States and Japan. China also represents the world’s fastest growing market with a growth rate of 18 percent in 2006. U.S. advertising spending grew by 3.8 percent year-on-year while Japan and the United Kingdom generated negative growth of -0.2 and -1.8 percent in 2006.

The key factors driving the growth of the Chinese advertising market include:

•
Strong levels of economic growth and consumption. Advertising expenditures tend to increase with growth in the economy and consumer demand. The GDP per capita in China increased from RMB 7,828 ($946) in 2000 to RMB 15,764 ($1,982) in 2006, at a compound annual growth rate of 12.4%, and consumer spending per capita increased from RMB 3,714 ($449) in 2000 to RMB 7,089 ($889) in 2006, at a compound annual growth rate of 11.4%.

•
Room for growth in advertising expenditures as a percentage of GDP. According to ZenithOptimedia, advertising expenditures as a percentage of gross domestic product in China increased from 0.4% in 2000 to 0.6% in 2005, which is well below that of the United States at 1.3%.

•
Rapid urbanization. The population, economic growth and consumer spending in China are largely concentrated in urban areas. Urbanization contributes to the growth of the Chinese advertising market as an increase in population and consumption in a growing number of cities reaches a critical mass that justifies significant increases in advertising expenditures.

•	Olympics and World Expo. Significant growth in advertising expenditures is expected between 2007 and 2010 due to the Beijing Olympics in 2008 and Shanghai World Expo in 2010.

Advertising revenues by medium

Television, radio, newspapers and magazines contributed 84% of China’s total national media advertising expenditures in 2005, according to ZenithOptimedia.

Television. Television advertising expenditures in China increased from $2.1 billion (RMB 16.4 billion) in 2000 to $4.3 billion (RMB 33.6 billion) in 2005, at a compound annual growth rate of 24.2%, and are predicted to increase to $7.4 billion (RMB 57.8 billion) in 2008 with a CAGR of 19.4% from 2005, according to ZenithOptimedia.

Radio. Radio advertising expenditures in China grew from $0.2 billion (RMB 1.6 billion) in 2000 to $0.5 billion (RMB 3.9 billion) in 2005, at a compound annual growth rate of 19.8%, and are predicted to increase to $0.8 billion (RMB 6.2 billion) in 2008 with a CAGR of 19.7% from 2005, according to ZenithOptimedia.

Newspapers. Newspaper advertising expenditures in China increased from $1.8 billion (RMB 14.0 billion) in 2000 to $3.1 billion (RMB 24.2 billion) in 2005, at a compound annual growth rate of 11.8%, and are predicted to grow at 17.0% from 2006 to 2008 to reach $5.0 billion (RMB 39.0 billion), according to ZenithOptimedia.

Magazines. Magazine advertising expenditures in China increased from $0.1 billion (RMB 0.8 billion) in 2000 to $0.3 billion (RMB 2.3 billion) in 2005, at a compound annual growth rate of 17.1%, and are predicted to grow at 19.2% from 2006 to 2008 to reach $0.5 billion (RMB 3.9 billion), according to ZenithOptimedia.

Advertising service providers

Advertising services include creative services, consulting, account management, production of advertising material, media planning, advertising placement, research, and analysis. Multiple advertising agents often work together to provide a range of these services throughout the advertising process. The role of an advertising agent may be as an independent intermediary between media distribution platforms and companies seeking to place advertisements. In addition, some media platforms and advertisers will assign an agent or in-house department to act as the broker, account manager, or creative manager for advertising sales.

The Chinese advertising market is much more fragmented than the world’s developed markets. According to the State Administration of Industry and Commerce, there are approximately 84,300 advertising agencies in China. Many of the agencies in China are based locally with regional distribution and advertising budgets to accommodate only regional advertising. Nationwide advertising media is limited, which makes it difficult to create a nationwide advertising campaign. These factors tend to favor smaller independent advertising agencies that have more extensive local knowledge and better relationships with the local media.

Radio media and advertising

According to the Communication University of China, there are 1.2 billion radio listeners in China with 282 radio stations at the city level. These radio stations carry 2,264 radio programs and broadcast an aggregate of 9.8 million hours of programming, according to the National Bureau of Statistics. China’s radio signals reached 93.6% of the population, according to the China Radio Rating Yearbook.

China Radio International (“CRI”) and China National Radio (“CNR”) are the major radio networks that broadcast nationally:

•
CRI. CRI was founded in 1941 and is China’s largest producer of foreign language radio content, broadcasting nearly 300 hours of programming each day in more than forty languages. CRI’s programs include news, current affairs, and features on politics, the economy, culture, science and technology.

•
CNR. CNR was the first radio station set up by the Communist Party of China in 1940. CNR currently has nine channels with 198 hours of daily broadcasting. After recent reforms, CNR's programming and production processes have become increasingly specified, targeted and personalized. CNR is a part of the China Media Group, which also operates China Central Television (CCTV).

Radio advertising includes block advertisements, sponsorships and paid programs. According to ZenithOptimedia, radio advertising expenditures in China grew from $0.2 billion (RMB 1.6 billion) in 2000 to $0.5 billion (RMB 3.9 billion) in 2005, at a compound annual growth rate of 19.8%, and are predicted to increase to $0.8 billion (RMB 6.2 billion) in 2008 with a CAGR of 19.7% from 2005.

Growth Strategy

•
Increased Ad Inventory. Well Chance intends to purchase exclusivity agreements with radio stations, television stations, and heavily trafficked institutions (e.g. post offices, airports, highways, etc.). By establishing and expanding its portfolio across additional regions and mediums, Well Chance believes it would better serve its then customers in effectively reaching their targeted demographics.

Well Chance will focus on executing exclusivity agreements for radio advertising space throughout highly populated areas. Research shows that radio advertising offers a higher return on investment than any other medium in single use. It offers a captive audience with minimal distractions. According to the China Association of Automobile Manufacturers, car sales rose 24.7% in the first seven months of 2007. However, research also shows that when used in conjunction with other advertising mediums, the ROI is further increased. Additional mediums included in Well Chance’s business model include LCD displays, advertising poster frames, and outdoor LED digital billboards.

•
Increased Efficiency. China’s advertising market is extremely inefficient. Whereas the U.S. advertising industry experiences utilization rates of ad inventory between 90 and 95 percent, Well Chance’s Management believes the Chinese market averages between 20 and 25 percent. Well Chance believes this is due to a lack of sophistication. It has been evaluating several attractive opportunities such as decreased ad rates and discriminatory pricing schemes that will significantly increase the utilizations rates. Well Chance’s highly experienced management and advisors is prepared to support this sales volume by recruiting an experienced and driven sales team and relationship management team, establishing and developing its technology platform, and utilizing direct and indirect relationships with advertising agencies. Well Chance will also license its then technological capabilities to create an additional revenue stream.

•
Acquisitions. Well Chance intends to establish and grow its portfolio of ad inventory, marketing teams, and local relationships through the strategic acquisition of advertising companies that have been operating in the People’s Republic of China (PRC). Well Chance’s criteria for its acquisition candidates include:

o	Existing exclusivity agreements for a given advertising medium;
o	Attractive contract rates for the exclusive inventory;
o	Competitive utilization rates;
o	Relationships with local advertising agencies; and
o	A strong management team dedicated to the long term growth of the company.

Well Chance intends that any Subsidiary will continue to operate autonomously. The Parent Company would then add value through its relationships with international advertising agencies and large domestic advertisers, its elite management and sales teams, and its then technology platform. Management believes that Subsidiaries could then utilize Well Chance’s proprietary technology to allocate its advertising space between the Parent Company’s then large customers and its own local customers. In addition to better serving the Parent Company’s then customer base with a larger distribution network, Well Chance will also have the ability to provide more comprehensive statistics to better assist its customers in maximizing the efficiency of their advertising campaigns.

Technology

The advertising industry in China is quickly evolving from its pioneering stage. Its fast development is largely a result of the rapid emergence of new technologies, such as inexpensive television displays, compact storage technology, and centralized radio platforms. Well Chance intends to develop proprietary technology offering fully-customized distribution capabilities to its advertising clients that rapidly deploy advertisements. This technology would be designed to also quickly turn around performance metrics to better assist its clients in making adjustments that may be necessary to realize their goals. As a peripheral source of revenue, Well Chance could license its then developed technology platform to companies that are not appropriate acquisition targets but do not pose a threat to Well Chance’s market share.

Marketing

After Well Chance acquires advertising rights, its management plans to develop and oversee sales teams in each region with which Well Chance would then have advertising rights. Well Chance would then train and educate such sales personnel in house to best position them to provide prospective customers with appropriate information about Well Chance’s services, the advantages its advertising networks, and any other relevant information. Sales teams would be organized by region, advertising medium, and industry.

Suppliers

Well Chance hopes to deploy its advertisements in a variety of mediums including radio stations, office buildings, post offices, and airports. Maintaining relationships with radio station owners, land owners and property managers would be essential to its sustained competitiveness. Its Relationship Management teams actively ensure that Well Chance maintains the respect of all those it works with. In so doing, Well Chance believes that in addition to avoiding distractions, Well Chance will also earn a good reputation that can bring opportunities with other such owners and managers.

Customers

Well Chance’s plans to attract international and domestic advertising clients from a variety of industries and includes leading brand names. Relationships with local advertisers would be maintained at the subsidiary level and further increase utilization rates.

Network Monitoring and Analysis

Well Chance intends to provide services relating to its clients’ marketing campaigns. Its future in-house operations team would be designed to monitor the displays in its network and provides analytic reports that can be supplied to customers for future planning purposes. The reports are provided to customers for information purposes and do not constitute a customer acceptance provision. Advertising customers could leverage Well Chance’s advertising services that targeted specific segments of consumer markets. Market analysis is vital to evaluating the effectiveness and value of advertising campaigns. Included in these planned services are consumer surveys, demographic analysis, and other internally distributed analytics.

Employees

As of January 25, 2008, we had approximately three (3) employees, of which all were full-time employees. None of these employees are represented by any collective bargaining agreements. Neither we nor any of our subsidiaries have experienced a work stoppage. Management believes that our relations with our employees are good.

Principal Executive Offices

Our principal executive office is located at 919 Gale Street, Salt Lake City, Utah 84101.

WHERE YOU CAN FIND MORE INFORMATION

Because we are subject to the informational requirements of the Securities Exchange Act, we file reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the public reference room maintained by the SEC at its Public Reference Room, located at 100 F Street, N.E. Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at (800) SEC-0330. In addition, we are required to file electronic versions of those materials with the SEC through the SEC’s EDGAR system. The SEC also maintains a web site at http://www.sec.gov, which contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities. The statements contained in or incorporated into this offering that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Our limited operating history will make it difficult for you to evaluate an investment in our common stock, which could result in a loss of your entire investment.

Well Chance was formed in 2005 and has not yet commenced operations. We plan to commence our primary business plan this year through our merger with Noble Quests as well as executing our acquisitions of Chinese advertising companies. Until we close such an acquisition, Well Chance has no revenue. Noble Quests only commenced its current operations in 2004. It will be difficult for you to evaluate an investment in our common stock due to our limited operating history. We have operated at a loss with a net loss from operations in each of our last two fiscal years. There is no assurance we will be successful in the development, operation, and profitability of our business. Our revenues have been inconsistent and our costs of doing business continue to exceed our revenues. It is likely we will continue to operate at a loss until our operations expand. It will therefore be very difficult for you to evaluate the investment potential of our company. You could lose your entire investment.

If we are unable to acquire additional companies in China involved in advertising, our business will fail.

Acquisitions form our primary revenue model. If we fail to acquire any companies involved in advertising in China we will be unable to implement our business. Currently, we are negotiations with several such advertising companies and management believes that we will be acquire such businesses this year. If we are unable to attract such advertising companies, then we will be unable to implement our business plan, and our business will fail.

Acquisitions, which form a critical part of our business model, may have an adverse effect on our ability to manage our business, and our revenues and net income.

We intend acquire some or all of other businesses, technologies, services or products in order to implement our business plan. These acquisitions and the subsequent integration of other companies with our then existing operations may require significant attention from our management. The diversion of our management’s attention and any difficulties encountered in the integration of newly acquired companies could be too difficult and our business may fail.

Future acquisitions may also expose us to potential risks, including risks associated with the integration of new operations, services and personnel, unforeseen or hidden liabilities, the diversion of resources from our existing businesses and technologies, our inability to generate sufficient revenue to offset the costs, expenses of acquisitions and potential loss of, or harm to, relationships with employees and advertising clients as a result of our integration of new businesses and new regulations governing cross-border investment by PRC residents, any of which could have a material and adverse effect on our business, our revenues and net income.

We will need capital to fund our losses and for business expansion, the amount of which has not yet been determined. Additional capital may not be available to us; accordingly, an inability to raise additional funds would limit growth opportunities and could ultimately result in our inability to continue in business.

We currently operate at a loss with net losses in each of our last two fiscal years as well as during this current quarter. We expect to continue to experience losses in the near future. Our income from operations is not sufficient to fund our day-to-day operations nor is it sufficient to promote any expansion. Although we have no immediate plans of raising additional capital, we will need to raise additional funds in the future to fund our losses, expand our business, promote more aggressive marketing programs and/or for the acquisition of complementary businesses. The amount of funding we will require has not yet been determined and depends on many factors not the least of which is the amount of revenues we generate, whether or not management will be able to reduce our operating expenses and how aggressively we market our services in the next twelve months. Our revenues have been inconsistent making it difficult to analyze our cash needs and we have not yet made a determination as to how much additional financing we will need. In the past we have relied on sales of our common stock to fund operations but may also look to other forms of debt or equity financing. We may also rely on loans from related or non-related parties. The success of raising capital is dependent on:

▪	market and economic conditions;
▪	our financial condition and operating performance; and
▪	investor sentiment.

These factors may make the timing, amount, terms and conditions of additional financing unattractive for us and we may not be successful in raising additional capital when we need it. The inability to raise capital when needed could result in our inability to continue in business.

We incur substantial costs and expenses to comply with SEC reporting requirements; these costs place a substantial burden on our cash flows and may negatively impact our financial condition.

We continue to incur substantial legal and accounting costs associated with compliance with various reporting requirements imposed by the Securities and Exchange Act of 1934. These costs will place a substantial burden on our cash flows especially if we incur these expenses at a time when cash flows from operations are reduced or unavailable which could force us to postpone or abandon business development or marketing at a critical time or borrow money under unfavorable terms. As a result, our financial condition may be negatively impacted.

Our auditors have expressed concern as to whether we can continue as a going concern.

We have incurred ongoing operating losses and do not currently have financing commitments in place to meet expected cash requirements for the next year. We are unable to fund our day-to-day operations through revenues alone and management believes we will continue to incur operating losses in the near future while we try to increase our share of a very narrow market, or expand our market into other similar areas. We may be unable to increase our revenues sufficiently to achieve profitability. Our auditors have expressed concern as to whether we can continue as a going concern in their report.

Risks Related to our Business

Management’s limited experience in the advertising business could result in a failure to achieve our business objectives.

We are completely dependent on our President and Chief Executive Officer, Jeffrey Dash. Mr. Dash will be responsible for implementing our business plan as well as our day-to-day operations. If Mr. Dash cannot successfully implement our plan or becomes unwilling or unable to oversee our operations, our business could fail.

We intend to derive a substantial majority of our revenues from the provision of advertising services, and advertising is particularly sensitive to changes in economic conditions and advertising trends.

        If we are successful in acquiring Chinese advertising businesses, we intend to derive substantial amount of our revenue from provision of advertising services. Demand for such advertising time slots, and the resulting advertising spending by future clients, will be particularly sensitive to changes in general economic conditions and advertising spending typically decreases during periods of economic downturn. Advertisers may reduce the money they spend to advertise on our network for a number of reasons, including:

•	a general decline in economic conditions;

•	a decline in economic conditions in the particular cities where we conduct business;

•	a decision to shift advertising expenditures to other available advertising media; or

•	a decline in advertising spending in general.

A decrease in demand for advertising media in general and for our advertising services in particular would materially and adversely affect our ability to generate future revenue from our advertising services, and our financial condition and results of operations.

Quarterly operating results following any acquisition of Chinese advertising businesses would be difficult to predict and may fluctuate significantly from period to period in the future.

If we acquire a Chinese advertising business, our quarterly operating results may be difficult to predict and may fluctuate significantly from period to period based on the seasonality of consumer spending and corresponding advertising trends in China. In addition, advertising spending generally tends to decrease during January and February each year due to the Chinese Lunar New Year holiday. We may also experience a slight decrease in revenues during the hot summer months of July and August each year, when there is a relative slowdown in overall commercial activity in urban areas in China. As a result, you may not be able to rely on period to period comparisons of our operating results as an indication of our future performance. If our revenues for a particular quarter are lower than we expect, we may be unable to reduce our operating expenses for that quarter by a corresponding amount, which would harm our operating results for that quarter relative to our operating results from other quarters.

Our business model requires us to attract advertisers to purchase advertising time on our network; if we are unable to maintain or increase our advertising fees and the demand for time on our network, which could negatively affect our ability to grow revenues.

        The amounts of fees we would charge advertisers for time slots on any network depend on the size and quality of our network and the demand by advertisers for advertising time on our network. Our failure to attract advertisers to purchase time on our network will reduce demand for time slots on our network and the number of time slots we are able to sell, which could necessitate lowering the fees we charge for advertising time on our network and could negatively affect our ability to increase revenues in the future.

Failure to manage our growth could strain our management, operational and other resources, which could materially and adversely affect our business and growth potential.

We plan to rapidly expand our operations in China. This expansion will result in substantial demands on our management resources. To manage our growth, we must develop and improve our existing administrative and operational systems and, our financial and management controls and further expand, train and manage our work force. We may incur substantial costs and expend substantial resources in connection with any such expansion. We may not be able to manage our current or future international operations effectively and efficiently or compete effectively in such markets. We cannot assure you that we will be able to efficiently or effectively manage the growth of our operations, recruit top talent and train our personnel. Any failure to efficiently manage our expansion may materially and adversely affect our business and future growth.

We may be subject to, and may expend significant resources in defending against, government actions and civil suits based on the content and services we provide through our advertising network.

PRC advertising laws and regulations require advertisers, advertising operators and advertising distributors, including businesses such as ours, to ensure that the content of the advertisements they prepare or distribute are fair and accurate and are in full compliance with applicable law. Violation of these laws or regulations may result in penalties, including fines, confiscation of advertising fees, orders to cease dissemination of the advertisements and orders to publish an advertisement correcting the misleading information. In circumstances involving serious violations, the PRC government may revoke a violator’s license for advertising business operations.

        As an advertising service provider, we, including any subsidiaries we acquire, would be obligated under PRC laws and regulations to monitor the advertising content that is shown on our network for compliance with applicable law. In addition, where a special government review is required for certain product advertisements before broadcasting, we will be separately obligated to confirm that such review has been performed and approval has been obtained. We will employ qualified advertising inspectors who are trained to review advertising content for compliance with relevant PRC laws and regulations. In addition, for advertising content related to certain types of products and services, such as alcohol, cosmetics, pharmaceuticals and medical procedures, we will be required to confirm that the advertisers have obtained requisite government approvals including the advertiser’s operating qualifications, proof of quality inspection of the advertised products, government pre-approval of the contents of the advertisement and filing with the local authorities. We endeavor to comply, and require our regional distributors to take measures to comply, with such requirements, including by requesting relevant documents from the advertisers. However, we cannot assure you that each advertisement an advertising client or agency provides to us and which we include in our weekly advertising cycle is in compliance with relevant PRC advertising laws and regulations or that the supporting documentation and government approvals provided to us by our advertising clients in connection with certain advertising content are complete. Moreover, civil claims may be filed against us for fraud, defamation, subversion, negligence, copyright or trademark infringement or other violations due to the nature and content of the information displayed on our network.

Risks Related to Our Stock Price and Corporate Control

We have very little trading in our stock, and you may have difficulty liquidating your investment.

We were granted a listing on the OTC Bulletin Board under the symbol “NBLQ” in 2007. Although we are quoted on the OTCBB, there is no assurance that a market for our common shares will develop. If a market develops, there can be no assurance that the price of our shares in the market will be equal to or greater than the price per share you paid for our stock. In fact, the price of our shares in any market that may develop could be significantly lower. Shareholders may have a difficult time liquidating their investment.

If we fail to maintain our listing once quoted, you may not be able to liquidate your investment.

We must continue to meet our filing obligations under the 1934 Act to maintain our quotation on the OTCBB and such filings must be filed in a timely manner in order to avoid a temporary suspension in trading. In addition, FINRA rules impose the requirement that if we fail to file our quarterly and annual reports in accordance with SEC time constraints more than two times in a two year period, we will lose our “listing” for one year during which time we must file each and every report on time before we can be quoted again. Therefore if we are suspended from quotation on the OTCBB, you will have difficulty liquidating your investment.

Our shares may be considered a “penny stock” within the meaning of Rule 3a-51-1 of the Securities Exchange Act which will affect your ability to sell your shares; “penny stocks” often suffer wide fluctuations and have certain disclosure requirements which make resale in the secondary market difficult.

Our shares will be subject to the Penny Stock Reform Act, which will affect your ability to sell your shares in any secondary market, which may develop. If our shares are not listed on a nationally approved exchange or the NASDAQ, do not meet certain minimum financing requirements, or have a bid price of at least $5.00 per share, they will likely be defined as a “penny stock”. Broker-dealer practices, in connection with transactions in “penny stocks”, are regulated by the SEC. Rules associated with transactions in penny stocks include the following:

▪	the delivery of standardized risk disclosure documents;
▪	the provision of other information such as current bid/offer quotations, compensation to be provided broker-dealer and salesperson, monthly accounting for penny stocks held in the customers account;
▪	written determination that the penny stock is a suitable investment for purchaser;
▪	written agreement to the transaction from purchaser; and
▪	a two-business day delay prior to execution of a trade

These disclosure requirements and the wide fluctuations that “penny stocks” often experience in the market may make it difficult for you to sell your shares in any secondary market, which may develop.

We have never paid cash or stock dividends on our common shares.

You should not anticipate receiving any dividends from our common stock. We intend to retain future earnings to finance our growth and development and do not plan to pay cash or stock dividends.

Our officers and directors and affiliates control a significant portion of our stock which gives them significant influence on all matters requiring stockholder approval; they could prevent transactions which would be in the best interests of the other stockholders.

Our directors and officers and an affiliate, whose interests may differ from other stockholders, have the ability to exercise significant control over us. These individuals beneficially own approximately 50.6% of our common stock. These stockholders are able to exercise significant influence over all matters requiring approval by our stockholders, including the election of directors, the approval of significant corporate transactions, and any change of control of the company. These individuals could prevent transactions, which would be in the best interests of the other shareholders. The interests of our officers, director and affiliate may not necessarily be in the best interests of the shareholders in general.

Risks Related to Doing Business in the People’s Republic of China

The PRC’s economic, political and social conditions, as well as governmental policies, could affect the financial markets in China and our liquidity and access to capital and our ability to operate our business.

The PRC economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the PRC economy has experienced significant growth in the past 25 years, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may also have a negative effect on us. Moreover, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us.

The PRC economy has been transitioning from a planned economy to a more market-oriented economy. Although the PRC government has implemented measures since the late 1970s emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Since late 2003, the PRC government implemented a number of measures, such as raising bank reserves against deposit rates to place additional limitations on the ability of commercial banks to make loans and raise interest rates, in order to slow down certain segments of China’s economy which it believed to be overheating. These actions, as well as future actions and policies of the PRC government, could materially affect our liquidity and access to capital and our ability to operate our business.

The PRC legal system embodies uncertainties which could limit the legal protections available to you and us.

        The PRC legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which decided legal cases have little precedential value. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past 25 years has significantly enhanced the protections afforded to various forms of foreign investment in China. However, these laws, regulations and legal requirements change frequently, and their interpretation and enforcement involve uncertainties. For example, we may have to resort to administrative and court proceedings to enforce the legal protection that we enjoy either by law or contract. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Such uncertainties, including the inability to enforce our contracts, could materially and adversely affect our business and operation. In addition, intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the PRC legal system, particularly with regard to the advertising industry, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with others, and other foreign investors, including you.

Recent regulations relating to offshore investment activities by PRC residents may increase the administrative burden we face and create regulatory uncertainties that could restrict our overseas and cross-border investment activity, and a failure by our shareholders who are PRC residents to make any required applications and filings pursuant to such regulations may prevent us from being able to distribute profits and could expose us and our PRC resident shareholders to liability under PRC law.

        Regulations were recently promulgated by the PRC State Development and Reform Commission, or SDRC, and the PRC State Administration of Foreign Exchange, or SAFE, that will require registrations with, and approvals from, PRC government authorities in connection with direct or indirect offshore investment activities by PRC residents and PRC corporate entities. These regulations apply to our shareholders who are PRC residents and may also apply to certain of our offshore acquisitions as well.

        The SAFE regulations retroactively require registration of direct or indirect investments previously made by PRC residents in offshore companies. In the event that a PRC shareholder with a direct or indirect stake in an offshore parent company fails to make the required SAFE registration, the PRC subsidiaries of such offshore parent company may be prohibited from making distributions of profit to the offshore parent and from paying the offshore parent proceeds from any reduction in capital, share transfer or liquidation in respect of the PRC subsidiaries. Further, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for foreign exchange evasion.

        We are committed to complying, and to ensuring that our shareholders who are subject to these regulations comply, with the relevant rules. However, we cannot provide any assurances that all of our shareholders who are PRC residents will comply with our request to make or obtain any applicable registrations or approvals required by these regulations or other related legislation. The failure or inability of our PRC resident shareholders to receive any required approvals or make any required registrations may subject us to fines and legal sanctions, restrict our overseas or cross-border investment activities, limit our PRC subsidiaries’ ability to make distributions or pay dividends or affect our ownership structure, as a result of which our acquisition strategy and business operations and our ability to distribute profits to you could be materially and adversely affected.

Restrictions on currency exchange may limit our ability to utilize our revenues effectively.

Substantially all of our revenues and operating expenses are denominated in Renminbi. The Renminbi is currently convertible under the “current account”, which includes dividends, trade and service-related foreign exchange transactions, but not under the “capital account”, which includes foreign direct investment and loans. We cannot assure you that the relevant PRC governmental authorities will not limit or eliminate our ability to purchase foreign currencies in the future. Since a significant amount of our future revenues will be denominated in Renminbi, any existing and future restrictions on currency exchange may limit our ability to utilize revenues generated in Renminbi to fund our business activities outside China, if any, or expenditures denominated in foreign currencies. Foreign exchange transactions under the capital account are still subject to limitations and require approvals from, or registration with, the State Administration of Foreign Exchange and other relevant PRC governmental authorities. This could affect our ability to obtain foreign exchange through debt or equity financing, including by means of loans or capital contributions from us.

Fluctuations in exchange rates could result in foreign currency exchange losses.

Appreciation or depreciation in the value of the Renminbi relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. For example, due to the recent devaluation of the U.S. dollar against the euro and several other currencies, the PRC government has indicated that it may be re-evaluating its decade-old policy of pegging the value of the Renminbi to the U.S. dollar. Fluctuations in the exchange rate will also affect the relative value of any dividend we issue after this offering which will be exchanged into U.S. dollars and earnings from and the value of any U.S. dollar-denominated investments we make in the future. Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to successfully hedge our exposure at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert Renminbi into foreign currency.

SELECTED CONSOLIDATED FINANCIAL DATA

You should read the summary consolidated financial data set forth below in conjunction with “Management’s Discussion and Analysis of Financial Condition or Plan of Operations” and Well Chance’s financial statements and the related notes included elsewhere in this report. We derived the financial data for the year ended December 31, 2006 and from inception (February 22, 2005) to December 31, 2007 from Well Chance’s financial statements included in this report. The historical results are not necessarily indicative of the results to be expected for any future period.

	For the Year Ended December 31, 2006	From Inception (February 22, 2005) to December 31, 2007

Net sales	$0	$0
Cost of sales	0	0

Gross profit	0	0

Selling, Administrative expenses	0	0

(Loss) Income from operations	0	0
Other (income) expense	0	0

Income (Loss) before income taxes	0	0
Income taxes	0

Net income (Loss)	$0	$0

	For the Year Ended December 31, 2006	From Inception (February 22, 2005) to December 31, 2007
Consolidated Balance Sheet Data:
Cash and Cash Equivalents	$0	$0
Working Capital	0	0
Total Assets	0	0
Total Liabilities	0	0
Total Shareholders’ Equity	0	0

Footnotes

The transaction contemplated under the Exchange Agreement (the “Exchange”) is deemed to be a reverse acquisition, where Noble Quests (the legal acquirer) is considered the accounting acquiree and Well Chance (the legal acquiree) is considered the accounting acquirer. The Pro Forma Financial Statements for the Exchange are attached hereto.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of Well Chance Investments Limited for the year ended December 31, 2006 and from inception (February 22, 2005) to December 31, 2007 should be read in conjunction with the Selected Consolidated Financial Data, Well Chance’s financial statements and the notes to those financial statements that are included elsewhere in this Current Report on Form 8-K (“Form 8-K”). Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Form 8-K. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Overview

Well Chance intends to be engaged in the development and management of a proprietary technology platform that deploys advertisements across its various advertising mediums. Well Chance intends to build the largest radio consumer advertising network in China that reaches consumers through multiple advertising mediums, with a specific near-term focus on radio.

Well Chance is run by its experienced executive managment, team of advisors and Board of Directors who have established a network of partners in China and the United States actively working to build its customer base, refine its business development strategies, and identify additional acquisition candidates. Well Chance leverages these partners to manage its relationships with major national and international advertising agencies, while local operators focus on maintaining radio station and advertiser relationships within their local markets.

International and domestic advertisers continue to show an increasing interest in marketing campaigns targeting China’s fast growing consumer base in an attempt to grab market share. However, the industry is highly fragmented, and there is an opportunity to capture the leading market share through a growth strategy that includes:

•
Increased Ad Inventory. Well Chance anticipates that it will purchase exclusivity agreements with radio stations, television stations, and heavily trafficked institutions (e.g. post offices, airports, highways, etc.) at attractive rates. By expanding its portfolio across additional regions and mediums, Well Chance believes it can better serve its customers in effectively reaching their targeted demographics.

•
Increased Efficiency. China’s advertising market is extremely inefficient. Whereas the U.S. advertising industry experiences utilization rates of ad inventory between 90 and 95 percent, the Chinese market averages between 20 and 25 percent. Well Chance believes this is due to a lack of sophistication in terms of inventory management, pricing management and overall salesforce management. Well Chance has been evaluating several attractive opportunities such as decreased ad rates and discriminatory pricing schemes that will significantly increase the utilizations rates.

Well Chance’s experienced executive management, team of advisors and Board of Directors are prepared to support this increased sales volume by recruiting an experienced and driven sales team and relationship management team, developing its technology platform, and utilizing direct and indirect relationships with advertising agencies. Well Chance will also consider licensing its technological capabilities to generate an additional revenue stream.

•
Acquisitions. Well Chance will develop and grow its portfolio of ad inventory, marketing teams, and local relationships through the strategic acquisition of advertising companies that have been operating in the People’s Republic of China (PRC). Well Chance’s criteria for its acquisition candidates include:

o	Existing exclusivity agreements for a given advertising medium;

o	Attractive contract rates for the exclusive inventory;

o	Competitive utilization rates;

o	Relationships with local advertising agencies; and

o	A strong management team dedicated to the long term growth of the company.

Well Chance intends that any Subsidiary will continue to operate largely autonomously. Well Chance would then add value through its relationships with international advertisers and advertising agencies, as well as with large domestic advertisers, its elite management and sales teams, and its then exisiting technology platform. The technology will focus on inventory management and pricing management across the region. Management believes that the Subsidiaries will utilize Well Chance’s then developed proprietary technology to allocate its advertising space between Well Chance’s large customers and its own local customers. In addition to better serving Well Chance’s customer base with a larger distribution network, Well Chance will also have the ability to provide more comprehensive statistics to better assist its customers in maximizing the efficiency of their advertising campaigns. Well Chance’s technology platform will provide web access for customers to view available inventory, pricing and advertising trends.

Plan of Operations

From the date of our incorporation on February 22, 2005 to December 31, 2007, Well Chance has been a development stage company that has not had any operations or generated any revenues. To date, Well Chance’s only activities have consisted of developing its business plan and raising initial capital. Well Chance is continuing to carry out its business plan and anticipates that it may generate revenue from operations by the end of 2008.

Well Chance’s continuing operations are dependent upon the identification and successful completion of additional long-term or permanent equity financing, the support of creditors and shareholders, and, ultimately, the achievement of profitable operations. There can be no assurances that Well Chance will be successful, which would in turn significantly affect its ability to complete the roll-out of its business plan. If not, Well Chance will likely be required to reduce operations or liquidate assets. Well Chance will continue to evaluate its projected expenditures relative to its available cash and to seek additional means of financing in order to satisfy its working capital and other cash requirements.

Off-Balance Sheet Arrangements

During the year ended December 31, 2007, Well Chance did not have any off-balance sheet arrangements.

DESCRIPTION OF PROPERTY

Well Chance’s main office is located in Salt Lake City, Utah. The table below provides a general description of Well Chance’s facilities:

Location	Principal Activities
919 Gale Street Salt Lake City, Utah 84101	Main Office

We believe that our existing facilities are well maintained and in good operating condition.

SECURITY OWNERSHIP PRIOR TO CHANGE OF CONTROL

The following table sets forth certain information concerning the number of our common shares owned beneficially as of January 25, 2008 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors and named executive officers, and (iii) officers and directors as a group, and is based on 5,119,885 shares issued and outstanding at that date. Unless otherwise indicated, our shareholders listed possess sole voting and investment power with respect to the common shares shown. This does not assume the cancellation of 2,419,885 shares of our common stock by Ms. McCallum-Law

Name of Shareholder	Number of Shares Beneficially Owned (1)	Percentage of Class Beneficially Owned Before the Exchange Transaction
Name of Executive Officers and Directors:
Shannon McCallum-Law	3,000,000	58.6%
Katherine Mostert	86,000	1.7%
Other 5% Shareholders:
Chris Kirch	567,485	6.9%
All directors and executive officers as a group (2 persons)	3,086,000	60.3%

(1)
Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on January 25, 2008. As of January 25, 2008, there were 5,119,885 common shares issued and outstanding.

SECURITY OWNERSHIP IMMEDIATELY AFTER CHANGE OF CONTROL

The following table sets forth certain information regarding Noble Quests’ common stock beneficially owned after the Closing, for (i) each stockholder known to be the beneficial owner of 5% or more of Noble Quests’ outstanding common stock, (ii) each current and incoming executive officers and directors, and (iii) all current and incoming executive officers and directors as a group, and is based on 8,200,000 shares issued and outstanding at the date of the Closing. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown, and their address is 919 Gale Street, Salt Lake City, Utah 84104.
Name of Shareholder	Number of Shares Beneficially Owned (1)	Percentage of Class Beneficially Owned After the Exchange Transaction (2)
Name of Executive Officers and Directors:
Jeffrey Dash	1,200,000	14.6%
Richard Vogel	0	0%
Shannon McCallum-Law	364,115	4.4%
Other 5% Shareholders:
RMK Emerging Growth Opportunity Fund LP (3)	1,582,563	31.5%
Terrace Lane (4)	592,437	7.2%
Kelly Trimble (5)	525,000	6.4%
All directors and executive officers as a group (4 persons)	1,564,115	19.1%

(1)
Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding.

(2)
Pursuant to the terms of the Exchange Agreement dated January 31, 2008, (1) the Company issued 1,200,000 common shares to the shareholders of Well Chance equal to approximately 14.6% of the issued and outstanding common shares of our company as of the Closing Date of the share exchange transaction, (2) the Purchasers received 4,100,000 shares of our common stock or 50% of the issued and outstanding common shares of the Company as of the Closing Date, and (3) the Company issued an aggregate of 200,000 shares to certain entities pursuant to Finder’s Agreement and IR Agreement. Immediately after the Closing of the Exchange, after giving effect to the cancellation of 2,419,885 common shares by Ms. Shannon McCallum-Law pursuant to the terms of the Exchange Agreement, there are approximately 8,200,000 issued and outstanding shares of the Company’s common stock. Percentage totals may vary slightly due to rounding.

(3)
The address for this shareholder is 9440 Little Santa Monica Boulevard, Suite 401, Beverly Hills, California 90210. The natural person with voting power and investment power over the securities owned by RMK Emerging Growth Opportunity Fund LP is Adam Roseman.

(4)
The address for this shareholder is 9200 Sunset Boulevard, 9th Floor, West Hollywood, California 90069. The natural person with voting power and investment power over the securities owned by Terrace Lane is Patricia Greenberg.

(5)	The address for this shareholder is 4685 South Highland Drive, Suite 207, Salt Lake City, Utah 84117.

DIRECTORS AND EXECUTIVE OFFICERS

Appointment of New Officers and Directors

In connection with the Exchange Agreement, Ms. Shannon McCallum-Law resigned as the Company’s President, Secretary, Principal Executive Officer and Principal Financial Officer and Ms. Katherine Mostert resigned as director and Treasurer of the Company. Concurrently, Jeffrey Dash was appointed Chief Executive Officer, President and Director of the Company and Richard Vogel was appointed to the Company’s board of directors. The following table sets forth information regarding the Company’s directors and executive officers as of the date of the Closing:

Name	Position Held	Age	Date First Appointed
Jeffrey Dash	President, Chief Executive Officer and Director	38	February 6, 2008
Richard Vogel	Director	42	February 6, 2008
Shannon McCallum-Law	Director	25	April 1, 2005

Biographical Information

Jeffrey Dash – President, Chief Executive Officer and Director. Mr. Jeffrey Dash is the Company’s President, Chief Executive Officer and a member of its board of directors. From May 2006 to May 2007, Mr. Dash was the Senior Vice President of Xyience CPG Company where his responsibilities focused on finance and accounting. From May 2001 to May 2006, Mr. Dash was the President and a member of the board of directors of Viking River Cruises Cruise Line where he was responsible for overall management of the company.

Richard Vogel – Director. Mr. Richard Vogel is a member of the Company’s board of directors. From 2005 to the present, Mr. Vogel serves as the Senior Manager and Chief Operating Officer of Loeb Enterprises, LLC, a business development company, where his key responsibilities include general management and financial oversight. From 1994 to 2004, Mr. Vogel was employed with Synapse Group, Inc., a marketing services company, where he was responsible for sales, marketing and general management.

Shannon McCallum-Law – Director. Ms. Shannon Mc-Callum Law is a member of our Board of Directors and is our former President, Secretary, Principal Executive Officer and Principal Financial Officer. Ms. McCallum-Law graduated from Brigham Young University with a Bachelor of Arts degree in Communications with an emphasis in Advertising and Marketing. She also received a minor in business management. Ms. McCallum-Law runs her own marketing firm, MCL Marketing, which she founded in November of 2005 and she has been an independent distributor of MonaVie™ since August of 2005. From January 2001 until she started her own firm, Ms McCallum-Law did free-lance marketing and advertising.

Family Relationships

There are no family relationships among the Company’s directors, executive officers, or persons nominated or chosen by the Company to become directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of the officers and directors appointed at the Closing have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor have they been a party to any judicial or administrative proceeding during the past five years, except for matters that were dismissed without sanction or settlement, that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Code of Ethics

The Company has adopted a code of ethics for its principal executive and financial officers. The Company’s code of ethics is filed as an exhibit to its Annual Report on Form 10-KSB for the year ended June 30, 2007.

Board of Directors, Board Meetings and Committees

Prior to the Closing, Ms. Shannon McCallum-Law and Ms. Katherine Mostert served as members of the Company’s board of directors. Concurrent with and effective on the Closing Date, Ms. Katherine Mostert resigned as a director of the Company and Mr. Jeffrey Dash and Mr. Richard Vogel were appointed as members of the Company’s board of directors.

The board of directors of our company held no formal meetings during the most recently completed fiscal year. All proceedings of the board of directors were conducted by resolutions consented to in writing by all the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the corporate laws of the State of Nevada and our By-laws, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

Our board of directors has determined that Mr. Richard Vogel qualifies as an "audit committee financial expert" as defined in Item 401(e) of Regulation S-B, and is "independent" as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

We currently do not have nominating, compensation or audit committees or committees performing similar functions nor do we have a written nominating, compensation or audit committee charter. Our board of directors does not believe that it is necessary to have such committees because it believes the functions of such committees can be adequately performed by our board of directors. Further, we are not a "listed company" under SEC rules and thus we are not required to have a compensation committee or a nominating committee.

We do not have any defined policy or procedure requirements for shareholders to submit recommendations or nominations for directors. Our board of directors believes that, given the early stages of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. We do not currently have any specific or minimum criteria for the election of nominees to our board of directors and we do not have any specific process or procedure for evaluating such nominees. Our board of directors assesses all candidates, whether submitted by management or shareholders, and makes recommendations for election or appointment.

A shareholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our Chief Executive Officer at the address appearing on the face page of this Current Report. The Company does not have a policy regarding the attendance of board members at the annual meeting of shareholders.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our board of directors and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

EXECUTIVE COMPENSATION

The following summary compensation table indicates the cash and non-cash compensation earned during the fiscal year ended June 30, 2007 by our former President and each of our other four highest paid executives whose total compensation exceeded $100,000 during the fiscal year ended June 30, 2007.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compen- sation ($)	Nonquali- fied Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)	Total ($)

Shannon McCallum Former President, Secretary , Principal Executive Officer and Principal Financial Officer (1)	2007	$25,938	—	—	—	—	—	—	$25,938

(1)
Ms. Shannon McCallum-Law became our President, Secretary, Principal Executive Officer and Principal Financial Officer on April 1, 2005, and she resigned from all of these executive officer positions as of February 6, 2008. Compensation was paid to her or to MCL Marketing, a company controlled by her.

The following summary compensation table indicates the cash and non-cash compensation earned during the fiscal year ended June 30, 2007 by the new President and Chief Executive Officer and each of our other four highest paid executives whose total compensation exceeded $100,000 during the fiscal year ended June 30, 2007.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compen- sation ($)	Nonquali- fied Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)	Total ($)

Jeffrey Dash Chief Executive Officer and President	2007	—	—	—	—	—	—	—	—

Director Compensation

Other than as described below, we do not have any agreements for compensating our directors for their service in their capacity as directors, although such directors are expected, in the future, to receive stock options to purchase shares of common stock as awarded by our board of directors.

Employment Agreements

The following are summaries of the employment agreements with the Company’s incoming executive officers that became effective at the Closing of the Exchange:

The Company entered into an Employment Agreement (“Agreement”) with Mr. Jeffrey Dash on January 31, 2008. Effective January 31, 2008, Mr. Dash was appointed the President and Chief Executive Officer of the Company. Per the Agreement, Mr. Dash shall receive an annual salary of $200,000 and may receive a bonus of up to 75% of his annual salary. In addition, pursuant to the Employment Agreement, Mr. Dash was granted options to purchase 400,000 shares of the Company’s common stock at an exercise price of $2.50 per share. The options shall vest over thirty-three (33) months accruing every three (3) months from the first day of employment, with 25% of the options (100,000 shares) vesting after the first three (3) months and the remaining 75% of the options vesting equally every three (3) months at a rate of 30,000 shares per month. Mr. Dash’s employment with the Company is at-will and either the Company or Mr. Dash may, at any time, with our without cause and with or without notice, terminate the employment relationship, including all compensation and benefits under the Agreement.

During and after the period of Mr. Dash’s employment with the Company, Mr. Dash agreed to hold in trust and confidence all proprietary information of the Company, including all ideas, information and materials, tangible or intangible, not generally known to the public, relating in any manner to the business of the Company, its products and services (including all trade secrets), its personnel (including its officers, directors, employees, and contractors), its clients, vendors and suppliers and all others with whom it does business that Mr. Dash learns or acquires during Mr. Dash’s employment with the Company, includes, but is not limited to, manuals, documents, computer programs and software used by the Company, users’ manuals, compilations of technical, financial, legal or other data, salary information, customer or prospective customer lists, customer or prospective customer-related information, names of suppliers or vendors, customer, supplier or vendor contact information, business referral sources, specifications, designs, devices, inventions, processes, sales, business and/or marketing plans or strategies, pricing information, forecasts, financial information, works in progress, and other technical or business information (the “Proprietary Information”). Mr. Dash agreed to not disclose any Proprietary Information to anyone outside the Company without the written approval of an authorized officer of the Company or use any Proprietary Information for any purpose other than for the benefit of the Company.

Furthermore, because of the nature of Mr. Dash’s work for the Company, Mr. Dash’s solicitation or serving of certain customers, clients and vendors related to Mr. Dash’s work for the Company would necessarily involve the unauthorized use or disclosure of Proprietary Information, and the proprietary relationships and goodwill of the Company. Accordingly, for one (1) year following the termination of Mr. Dash’s employment with the Company for any reason, Mr. Dash agreed to not, directly or indirectly, solicit, induce, or attempt to solicit or induce, any person or entity then known to be a customer or client or vendor of the Company, for whom or, on whose behalf, Mr. Dash, during the three (3) year period immediately preceding the termination of Mr. Dash’s employment, (1) performed any work or services, or (2) participated the preparation of any proposal to provide such work or services (a “Restricted Customer/Client/Vendor”), to terminate his, her or its relationship with the Company for any purpose, including the purpose of associating with or becoming a customer, client or vendor, whether or not exclusive, of Mr. Dash or any entity of which Mr. Dash is or becomes an officer, director, member, agent, employee or consultant, or otherwise solicit, induce, or attempt to solicit or induce, any Restricted Customer/Client/Vendor to terminate his, her or its relationship with the Company for any other purpose or no purpose. In addition, during Mr. Dash’s employment with the Company and for one (1) year thereafter, Mr. Dash agreed to not, directly or indirectly, solicit, induce, or attempt to solicit or induce, any person known to Mr. Dash to be an employee or contractor of the Company to terminate his, her or its employment or other relationship with the Company.

Potential Payments Upon Termination or Change-In-Control

SEC regulations state that we must disclose information regarding agreements, plans or arrangements that provide for payments or benefits to our executive officers in connection with any termination of employment or change in control of the company. We currently have no employment agreements with any of our executive officers, nor any compensatory plans or arrangements resulting from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer's responsibilities following a change-in-control. As a result, we have omitted this table.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the Exchange Transaction described herein, there have been no transactions, since the beginning of the Company’s last fiscal year in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last three completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 50,000,000 shares of common stock at a par value of $0.001 per share and 10,000,000 shares of preferred stock at a par value of $0.001 per share.

Common Stock

After the Closing of the Exchange, we shall have approximately 8,200,000 shares of our common stock issued and outstanding held by approximately 62 stockholders of record. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. A majority of all then outstanding shares of voting stock entitled to vote, represented by person or by proxy, shall constitute a quorum at a meeting of stockholders. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless otherwise provided by law or by the Company’s Articles of Incorporation. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.

Unless the Company’s Articles of Incorporation provides otherwise, share dividends may be issued pro rata and without consideration to the Company’s shareholders or to the shareholders of one or more classes or series.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We have authorized 10,000,000 shares of preferred stock at a par value of $0.001 per share. We currently have no shares of preferred stock issued and outstanding.

Anti-Takeover Provisions

The Company’s Articles of Incorporation and Bylaws contain provisions that may make it more difficult for a third party to acquire or may discourage acquisition bids for the Company. The Company’s Board of Directors is authorized, without action of its shareholders, to issue authorized but unissued common stock and preferred stock. The existence of undesignated preferred stock and authorized but unissued common stock enables the Company to discourage or to make it more difficult to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

The Company’s common stock is listed on the Over-the-Counter-Bulletin (the “OTCBB”) under the symbol “NBLQ.” However, the Company’s common stock is not actively trading on the OTCBB. The Company is not aware of any market activity in its stock since its inception and through the date of this filing.

Shareholders

After the closing of the Exchange, we will have approximately 62 shareholders of record of our issued and outstanding common stock.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Action Stock Transfer Corporation. The transfer agent’s address is 7069 South Highland Drive, Suite 300, Salt Lake City, Utah 84121, and their telephone number is (801) 274-1088.

Dividend Policy

We do not currently intend to pay any cash dividends in the foreseeable future on our common stock and, instead, intend to retain earnings, if any, for future operation and expansion. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions and other factors that our board of directors may deem relevant.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our company.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Current Report on Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated herein by reference.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Pursuant to the provisions of the State of Nevada’s Revised Business Statutes, the Company has adopted the following indemnification provisions in its Bylaws for its directors and officers:

“ARTICLE X
Indemnification of Directors,
Officers, Employees and Agents

SECTION 1.  Action Against Party Because of Corporate Position.  The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, partner, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees inclusive of any appeal), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such claim, action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct unlawful.  The termination of any claim, action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

SECTION 2.  Action by or in the Right of Corporation.  The Corporation may indemnify any  person who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, partner, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees inclusive of any appeal) actually and reasonably incurred by him in connection with the defense or settlement of such claim, action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that a court of competent jurisdiction (the "Court") in which such claim, action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court shall deem proper.

SECTION 3.  Reimbursement if Successful. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any claim, action, suit or proceeding referred to in Sections 1 or 2 of this Article X, or in defense of any claims, issue or matter therein, he shall be indemnified against expenses (including attorneys fees inclusive of any appeal) actually and reasonably incurred by him in connection therewith, notwithstanding that he has not been successful (on the merits or otherwise ) on any other claim, issue or matter in any such claim, action, suit or proceeding.

SECTION 4.  Authorization.  Any indemnification under Sections 1 and 2 of this Article X (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders.

SECTION 5.  Advanced Reimbursement. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

SECTION 6.  Indemnification Not Exclusive.  The indemnification provided by this Article shall be deemed exclusive of any other rights to which those indemnified may be entitled under any statute, rule of law, provision of the Certificate of Incorporation, by-law, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity, while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.  Where such other provision provides broader rights of indemnification than these by-laws, said other provision shall control.

SECTION 7.  Insurance.  The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, partner, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.”

The indemnification provisions described above provide coverage for claims arising under the Securities Act and the Exchange Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the Company’s Articles of Incorporation, Bylaws, the Nevada Revised Business Statutes, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 3.02  Unregistered Sales of Equity Securities

On February 6, 2008, and as described under Item 2.01 above, pursuant to the Exchange Agreement, the Company issued 1,200,000 shares of its common stock to the Well Chance Shareholder in exchange for 100% of the outstanding shares of Well Chance. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act. The Company made this determination based on the representations of the Well Chance Shareholder, which included, in pertinent part, that such shareholders were either (a) "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a "U.S. person" as that term is defined in Rule 902(k) of Regulation S under the Act, and that such Well Chance Shareholder was acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that each Investor understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Also as described under Item 2.01 above, pursuant to the Exchange Agreement and other agreements entered into prior to the Exchange Agreement, the Company issued 4,100,000 shares of its common stock the Purchasers in connection with the closing of the Exchange. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act. The Company made this determination based on the representations of Purchasers, which included, in pertinent part, that such shareholders were either (a) "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a "U.S. person" as that term is defined in Rule 902(k) of Regulation S under the Act, and that such Purchaser was acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that each Investor understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

On February 6, 2008, and also as described under Item 2.01 above, the Company issued 100,000 shares of its common stock to Fiona E LLC pursuant to a Finder’s Agreement in connection with the Exchange. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act. The Company made this determination based on the representations of Purchasers, which included, in pertinent part, that such shareholders were either (a) "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a "U.S. person" as that term is defined in Rule 902(k) of Regulation S under the Act, and that such Purchaser was acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that each Investor understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

On February 6, 2008, and also as described under Item 2.01 above, the Company issued 100,000 shares of its common stock to Aries Equity Corp. pursuant to an IR Agreement in connection with the Exchange. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act. The Company made this determination based on the representations of Purchasers, which included, in pertinent part, that such shareholders were either (a) "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a "U.S. person" as that term is defined in Rule 902(k) of Regulation S under the Act, and that such Purchaser was acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that each Investor understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Item 5.01  Changes in Control of Registrant.

As explained more fully above in Item 2.01, in connection with the Exchange, the Company issued 1,200,000 shares of its common stock to the Well Chance Shareholder in exchange for the transfer of 100% of the outstanding shares of Well Chance’s capital stock by the Well Chance Shareholder to the Company and the Company issued 4,100,000 shares of its common stock to the Purchasers in connection with the Exchange. Further, the Company issued an aggregate of 200,000 shares of its common stock to certain entities pursuant to Finder’s Agreement and I/R Agreement. Immediately prior to the Closing of the Exchange, the Company’s pre-Exchange stockholders owned 5,119,885 shares of the Company’s common stock. As such, immediately following the Closing of the Exchange, the Well Chance Shareholder held approximately 14.6% of the total combined voting power of the Company’s outstanding capital stock entitled to vote. Reference is made to the disclosures set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

In connection with the Closing of the Exchange, and as explained more fully in Item 2.01 above under the section titled “Directors and Executive Officers” and in Item 5.02 below, effective on February 6, 2008, Ms. Shannon McCallum-Law resigned as the Company’s President, Secretary, Principal Executive Officer and Principal Financial Officer and Ms. Katherine Mostert resigned as a member of the Company’s board of directors. Further, effective February 6, 2008, the Company appointed Jeffrey Dash as President, Chief Executive Officer and director of the Company and Richard Vogel as directors of the Company.

The closing of the transaction under the Exchange Agreement, which resulted in the change of control of the registrant, occurred on February 6, 2008. A copy of the Exchange Agreement is included as Exhibit 2.1 to this Current Report on Form 8-K.

Item 5.02   Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers.

Effective February 6, 2008, Ms. Shannon McCallum-Law resigned as the Company’s President, Secretary, Principal Executive Officer and Principal Financial Officer.

Effective February 6, 2008, Ms. Katherine Mostert resigned as a member of the Company’s board of directors.

Effective February 6, 2008, Mr. Jeffrey Dash was appointed as President, Chief Executive Officer and director of the Company.

Effective February 6, 2008, Mr. Richard Vogel was appointed as a member of the Company’s board of directors.

Ms. Shannon McCallum-Law, Mr. Jeffrey Dash and Mr. Richard Vogel have no family relationships with any of the Company’s other executive officers or directors. Other than the transactions in connection with the Exchange, as described above in Item 2.01, no transactions occurred in the last two years to which the Company was a party in which the above-mentioned officers and/or directors had or is to have a direct or indirect material interest.

Descriptions of the business backgrounds and any compensation arrangements with the newly appointed or proposed directors and officers can be found in Item 2.01 above, in the sections titled “Directors and Executive Officers” and “Executive Compensation,” and such descriptions are incorporated herein by reference.

Item 9.01  Financial Statement and Exhibits.

(a) Financial Statements of Businesses Acquired.

The Audited Financial Statements of Well Chance Investments Limited for the year ended December 31, 2006 and from inception (February 22, 2005) to December 31, 2007 are filed as Exhibit 99.1 to this current report and are incorporated herein by reference.

(b) Pro forma financial information.

The Pro Forma Financial Information is filed as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

(d)    Exhibits.

EXHIBIT INDEX

Exhibit Number	Description
2.1
Share Exchange Agreement dated January 31, 2008 by and among Noble Quests, Inc., the majority shareholder of Noble Quests, Inc., Well Chance Investments Limited and the shareholders of Well Chance Investments Limited*

3.1	Articles of Incorporation of Noble Quests, Inc. filed with the State of Nevada on March 13, 1998 (1)

3.2	Certificate of Amendment to Articles of Incorporation for Noble Quests, Inc. filed with the State of Nevada on October 25, 2006 (1)

3.3	Amended and Restated Articles of Incorporation for Noble Quests, Inc. (1)

3.4	Bylaws of Noble Quests, Inc. (1)

10.1	Loan Agreement by and between Well Chance Investments Limited and RMK Emerging Growth Opportunity Fund LP dated January 31, 2008*

10.2	Secured Promissory Note by and between Well Chance Investments Limited and RMK Emerging Growth Opportunity Fund LP dated January 31, 2008*

10.3	Security Agreement by and between Well Chance Investments Limited and RMK Emerging Growth Opportunity Fund LP dated January 31, 2008

10.4	Common Stock Purchase Warrant issued to RMK Emerging Growth Opportunity Fund LP dated January 31, 2008*

10.5	Form of Stock Purchase Agreement *

10.6	Finder’s Agreement by and between Noble Quests, Inc. and Fiona E LLC dated January 31, 2008*

10.7	Investor Relations Agreement by and between Noble Quests, Inc. and Aries Equity Corp. dated January 31, 2008*

17.1	Resignation letter of Shannon McCallum-Law dated January 31, 2008*

17.2	Resignation letter of Katherine Mostert dated January 31, 2008*

99.1	Financial Statements for Well Chance Investments Limited for the year ended December 31, 2006 and from inception (February 22, 2005) to December 31, 2007*

99.2	Pro Forma Financial Information*

* Filed herewith.

(1)	Filed on November 7, 2006 as an exhibit to the Company's Registration Statement on Form SB-2, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE QUESTS, INC.

Date: February 11, 2008	By:	/s/ Jeffrey Dash
Jeffrey Dash
President and Chief Executive Officer